                                                                   EXHIBIT 10.18

           TECHTEAM GLOBAL, INC. EXECUTIVE LONG TERM INCENTIVE PROGRAM

                      ARTICLE I. PURPOSE AND EFFECTIVE DATE

          The purpose of the Long Term Incentive Program (LTIP) is to (1) align the interests of management with the Company's Shareholders and (2) attract and retain key executives who strive for excellence, by providing equity-based incentives to such key executives. The LTIP encourages key executives to choose strategies and investments that maximize shareholder value. The LTIP provides incentive for individuals to perform beyond standard expectations and provides competitive compensation for those who contribute most to the success of the Company.

          The LTIP will consist of the three following types of stock incentive programs, each to be subject to and administered in conjunction with, and contingent upon the Shareholders' approval of, the Company's Incentive Stock
Plan:

          1. A restricted stock program that focuses on retaining high performing executives over a longer period of time. This stock is issued upon achievement of specified performance goals, but the stock is subject to a risk of forfeiture and cannot be transferred by the Participant unless the Participant continues in employment with the Company for five years after the restricted stock is issued.

          2. A performance stock program that focuses on rewarding extraordinary performing executives. This stock is issued upon the determination by the Compensation Committee that the executive has shown extraordinary performance, but the stock is subject to a risk of forfeiture and cannot be transferred by the Participant unless the Participant continues in employment with the Company for one year after the performance stock is issued.

          3. A non-qualified stock option program that focuses on the long term retention of key executives and a continued emphasis on the appreciation of the Company's stock price.

          The effective date of the Plan is January 1, 2004.

                            ARTICLE II. PARTICIPATION

          SECTION 2.01 ELIGIBLE EMPLOYEES. Eligible employees are those who are employed in the position of Executive Officer as defined by Rule 16a-1(f) of the General Rules and Regulations promulgated under Securities Exchange Act of 1934, as amended. An individual who becomes employed in an eligible position after the first day of a Program Year shall not become a Participant under the Program until the first day of the next Program Year.

          SECTION 2.02 PARTICIPATION AGREEMENT. As a condition of Program participation, each Participant shall execute a written participation agreement in the form attached hereto as Exhibit A or in such form as may be subsequently approved by the Compensation Committee. Such agreement shall evidence the date that the Participant's participation in the Program commences.

          SECTION 2.03 CESSATION OF PARTICIPATION. Notwithstanding anything herein to the contrary, an individual will cease to be considered a Participant for purposes of this Program on the date that he ceases to be employed in an eligible position, regardless of whether he is still employed by the Company. No awards will be issued to any employee who is not actively employed by the Company on the date of issuance. In addition, Participants must be actively employed by the Company at the time a stock award vests in order to receive the benefit of the award. For purposes hereof, "actively employed" means actively-at-work on the date in question (or if the date in question falls on a weekend, actively-at-work on the immediately preceding business day), on a Company-approved leave of absence, such as vacation, paid holiday, short-term disability leave, military leave, or FMLA leave, or retired from employment with the Company after the age of sixty-five (65) years.

               ARTICLE III. LONG-TERM INCENTIVE - RESTRICTED STOCK

          SECTION 3.01 ESTABLISHMENT OF ANNUAL PERFORMANCE GOAL.

No later than thirty (30) days after the beginning of each Program Year, the Compensation Committee shall establish the Annual Performance Goal for such Program Year. The Board shall approve the Annual Performance Goal. The Annual Performance Goal will be based on the Company's Operating Income for the calendar year.

          SECTION 3.02 AWARD OF RESTRICTED STOCK.

     (a) The number of shares of Restricted Stock that may be issued to a Participant is based upon the Company's attainment of the Aggregate Performance Goal for the Program Year. The Aggregate Performance Goal will change on a rolling three-year basis. In other words, the LTIP will begin in the first year of inception and an award of Restricted Stock will be made based on the Annual Performance Goal for the first year; the award of Restricted Stock in Program Year two will be based on Annual Performance Goals for years one and two; the award of Restricted Stock in Program Year three will be based on Annual Performance Goals for years one, two and three; the award of Restricted Stock in Program Year four will be based on Annual Performance Goals for years two, three and four; and so on. See Table A below which provides an example for illustration purposes only:


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

TABLE A

                              Annual
                           Performance        Aggregate
                               Goal          Performance         Actual          Cumulative
Program   Measurement       (Operating           Goal          Achievement      Achievement
  Year       Period         Income, $M)          ($M)             ($M)              ($M)      % Achievement
-------   -----------   ------------------   -----------   ------------------   -----------   -------------
   1           1               4.9                4.9              5.2               5.2           106%
   2         1 + 2          4.9 + 10.6           15.5          5.2 + 11.0           16.2           104%
   3       1 + 2 + 3     4.9 + 10.6 + 16.3       31.8       5.2 + 11.0 + 23.6       39.8           125%
   4       2 + 3 + 4    10.6 + 16.3 + 18.9       45.8      11.0 + 23.6 + 18.1       52.7           115%
   5       3 + 4 + 5    16.3 + 18.9 + 22.3       57.5      23.6 + 18.1 + 19.3       61.0           106%
   6       4 + 5 + 6    18.9 + 22.3 + 24.0       65.2      18.1 + 19.3 + 20.8       58.2            89%

          SECTION 3.02 AWARD OF RESTRICTED STOCK, CONT.

     (b) Each eligible Participant on the Valuation Date for a given Performance Period shall be awarded an incentive equal to the Percentage of Base Salary ("Stock Target Amount") specified in Table B for the Participant's position multiplied by the Calculation Factor specified in Table C. The Calculation Factor shall be determined by the extent to which the Aggregate Performance Goal has been achieved for such Performance Period. If a Participant changes positions within a Program Year, the Participant's Stock Target Amount for such Program Year will be based the lesser of the applicable percentages specified in Table B that apply to such Participant during such Program Year.

TABLE B

STOCK TARGET AMOUNT AS A PERCENTAGE OF BASE SALARY

 TITLE    STOCK TARGET AMOUNT
-------   -------------------
Level 1           30%
Level 2           25%
Level 3           20%
Level 4           15%
           * as a percentage
             of Base Salary


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

TABLE C

FACTOR BASED ON ACHIEVEMENT OF THE AGGREGATE PERFORMANCE GOAL

                                     CALCULATION FACTOR FOR
     CORPORATE MEASUREMENT                   TARGET
-------------------------------   ---------------------------
100% or more of target achieved   The  factor  is the  actual
                                  percentage  of  the  target
                                  achieved
90-99% of target achieved         75%
80-89% of target achieved         50%

All percentages will be calculated to two decimal places and then rounded to the nearest whole percentage, e.g. a percentage of 89.50% will be rounded up to 90%, while a percentage of 89.49% will be rounded down to 89%.

EXAMPLE 1

EXAMPLE FOR LEVEL 3 (BASE SALARY $150,000), YEAR THREE

Company Aggregate Performance Goal for Year Three: $31.8M

Company Achieves: $39.8M

Percentage of achievement versus goal: 125%

Vice President Stock Target: 20% of $150,000 (base salary) = $30,000

Calculation Factor for Achieving 125% of Target Goal: 125%

Restricted Stock Award: 125% * $30,000 = $37,500

EXAMPLE 2

EXAMPLE FOR LEVEL 3 (BASE SALARY $150,000), YEAR SIX

Company Aggregate Performance Goal for Year Six: $65.2M

Company Achieves: $58.2M

Percentage of achievement versus goal: 89%

Vice President Stock Target: 20% of $150,000 (base salary) = $30,000

Calculation Factor for Achieving 89% of Target Goal: 50%

Restricted Stock Award: 50% * $30,000 = $15,000

          (a) The Chief Financial Officer shall be responsible for reporting to the Compensation Committee the Operating Income amounts for each Program Year in the Performance Period and each eligible Participant's Base Salary for such Program Year. The Compensation Committee will review the report of the Chief Financial Officer and determine the


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

incentive amount for each Participant as specified in Section 8.01.

          SECTION 3.03 PAYMENT OF AWARDS.

          (a) The amount determined under Section 3.02(c) shall be paid to the Participant in Shares of Restricted Stock. The number of Shares to be issued to a Participant shall be determined by dividing the incentive amount awarded to such Participant by the Fair Market Value of a Share determined on the date immediately preceding the payment date (as described in subsection (b)).

          (b) Shares of Restricted Stock shall be issued to Participants on the March 15 following the Program Year for which an incentive amount was determined.

          (c) Shares of Restricted Stock shall not be transferable and shall be subject to forfeiture unless the Participant remains employed with the Company for five (5) years after the date of issuance; provided that if the Participant terminates employment from the Company as a result of death or disability prior to the vesting date, the Shares of Restricted Stock will become immediately and fully vested on the date of such termination.

                         ARTICLE IV. PERFORMANCE STOCK

          SECTION 4.01 ISSUANCE OF PERFORMANCE STOCK FOR INDIVIDUAL ACHIEVEMENT The Company may issue Shares of Performance Stock to a Participant based on a Participant's individual extraordinary achievement above standard objectives for the year, regardless of the Company's Annual Performance Goals.

          SECTION 4.02 DETERMINATION OF PERFORMANCE STOCK AWARDS The Chief Executive Officer shall make a recommendation to the Compensation Committee of the number of Shares of Performance Stock the Participant should receive and detailing the extraordinary achievements of any Participant. The Compensation Committee shall review the recommendation and approve, reject or modify the recommendation of the Chief Executive Officer in its sole discretion. No communication should occur with Participants prior to the written certification of the Compensation Committee as set forth in Section 8.01.

          SECTION 4.03 PAYMENT OF PERFORMANCE STOCK AWARDS

          (a) Shares of Performance Stock shall be issued to Participants on March 15 following the calendar year for which such award is made.

          (b) Shares of Performance Stock shall not be transferable and shall be subject to forfeiture unless the Participant remains employed with the Company for one (1) year after the date of issuance; provided that if the Participant terminates employment from the Company as a result of death, disability or retirement prior to the vesting date, the Shares of Performance Stock will become immediately and fully vested on the date of such termination.

                            ARTICLE V. STOCK OPTIONS

          SECTION 5.01 STOCK OPTION. At any time, the Compensation Committee may issue non-qualified stock options to Participants for extraordinary achievements or as an employment incentive. Stock options shall vest in equal installments over a four (4) year period, although the Compensation Committee may provide that vesting is accelerated in the event of the


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

Participant's termination of employment as a result of death or disability. The award of Stock options is subject to approval of the Board.

                ARTICLE VI. RIGHTS OF THE COMPENSATION COMMITTEE

          SECTION 6.01 RIGHTS OF THE COMPENSATION COMMITTEE. The Compensation Committee reserves the right to distribute Restricted Stock, Performance Stock or nonqualified stock options as it deems appropriate in extraordinary circumstances. In addition, the Compensation Committee reserves the right to approve, modify or reject any stock awards in the event that extraordinary circumstances warrant such action.

                     ARTICLE VII. AMENDMENT AND TERMINATION

          SECTION 7.01 AMENDMENT AND TERMINATION. The Company shall have the right by action of the Board to amend or terminate (in whole or in part) this Program at any time and in any manner; provided, however, that no amendment or termination may affect the amount of incentives accrued prior to the date of such Board action or the effective date thereof, whichever is later, nor may any amendment or termination affect the rights and responsibilities of any Participant or of the Company with respect to Stock issued to Participants prior to such operative date. For purposes of this Section 7.01, an incentive will be deemed to be "accrued" on the Valuation Date of the Program Year or Performance Period with respect to which it is payable under the Program.

                        ARTICLE VIII. GENERAL PROVISIONS

          SECTION 8.01 PREPARATION OF REPORTS FOR COMPENSATION COMMITTEE The Chief Executive Officer, Chief Financial Officer and Vice President of Human Resources shall prepare a report for the Compensation Committee detailing the Operating Income of the Company for the Performance Period and each Participant's Base Salary, Restricted Stock earned by each Participant, and a recommendation for the award of any Performance Stock and/or non-qualified stock options for any Participant. As soon as practicable after the close of the Performance Period, the Compensation Committee shall meet to review and certify in writing, whether, and to what extent, the objectives for the Performance Period have been achieved, and determine whether to award any Performance Stock or non-qualified stock options to any Participants. The Compensation Committee shall certify in writing the awards to each Participant. No communication should occur with Participants prior to this written certification.

          SECTION 8.02 LIMITATION OF RIGHTS AGAINST THE COMPANY. Neither participation in this Program, as in effect at any time, nor the incentive and entitlements accorded hereunder, shall be construed as giving to any Participant any right to be retained in the service of the Company, limiting in any way the right of the Company to terminate such Participant's employment at any time, evidencing any agreement or understanding, expressed or implied, that the Company will employ such Participant in any particular position or at any particular rate of compensation and/or guaranteeing such Participant any right to receive any other form or amount of remuneration from the Company.

          SECTION 8.03 SPENDTHRIFT CLAUSE. No Participant shall have the right to transfer, assign, alienate, anticipate, pledge or encumber any incentive hereunder, whether currently or thereafter payable, nor shall such payments, or any part of the Company assets from which such benefits may be paid, be subject to seizure by legal process by any creditor of such Participant or


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Beneficiary. Any attempt to effect such a diversion or seizure as aforedescribed shall be deemed null and void for all purposes hereunder.

          SECTION 8.04 WITHHOLDING. The Company shall be entitled to withhold any Shares issued hereunder (or require the Participant to deliver to the Company such number of Shares that would otherwise vest) having a Fair Market Value on the date the Shares are withheld (or delivered) equal to the amount necessary to satisfy the Company's minimum federal, state, or local tax withholding obligations with respect to such issuance of Shares or the vesting thereof. The Company shall be entitled to withhold from any other amount payable to a Participant the amount necessary to satisfy the Company's federal, state, or local tax withholding obligations with respect to the issuance of Shares hereunder or the vesting of such Shares.

          SECTION 8.05 LIABILITY. Neither the Company nor any shareholder, director, officer or other employee of the Company, nor the Compensation Committee or any person serving as a delegate of the Compensation Committee, or any other person shall be jointly or severally liable for any act or failure to act hereunder, except for gross negligence or fraud.

          SECTION 8.06 SUCCESSORS AND ASSIGNS. The terms and conditions of the Program, as amended and in effect from time to time, shall be binding upon the successors and assigns of the Company, including without limitation any entity into which the Company may be merged or with which the Company may be consolidated or to which substantially all of the assets of the Company are sold or transferred.

                            ARTICLE IX. DEFINITIONS

          SECTION 9.01 DEFINITIONS. Whenever used herein, the following words and phrases shall have the meaning indicated below, unless the context clearly indicates otherwise:

          (a) "Aggregate Performance Goal" means up to three consecutive years of Annual Performance Goals (i.e., the current year's Annual Performance Goal and the past two years' Annual Performance Goals) or for as long as the Program has been in place, whichever is shorter.

          (b) "Annual Performance Goal" means the Operating Income for a Program Year.

          (c) "Base Salary" for a given Program Year means the Participant's rate of annual base salary as of the first day of such Program Year.

          (d) "Board" means the Board of Directors of TechTeam Global, Inc.

          (e) "Company" means TechTeam Global, Inc. and its subsidiaries.

          (f) "Fair Market Value" of a Share means, for purposes of Section 3.03, the average closing price of a Share as quoted on The National Association of Securities Dealers' Automated Quotation System (including The Nasdaq Stock Market's National Market) for the thirty (30) trading days immediately preceding the date of the award. If the Shares are not traded on a registered securities exchange or quoted in such a quotation system, the Committee shall determine the Fair Market Value of a Share. In any other context, "Fair Market Value" has the meaning ascribed to such term in the Company's Incentive Stock Plan.


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

          (g) "Operating Income" means the Company's income before taxes, foreign currency conversion and interest income, determined in a consolidated basis.

          (h) "Participant" means any Company employee who satisfies the provisions of Section 2.01 hereof.

          (i) "Performance Period" means the period for which the performance goals are measured.

          (j) "Performance Stock" means a grant of Stock that vests one year after the date of grant.

          (k) "Program Year" means the twelve (12) month period commencing on January 1 of each calendar year.

          (l) "Restricted Stock" means a grant of Stock that vests five years after date of grant.

          (m) "Stock" or "Share" means a share of the Company's Common Stock.

          (n) "Valuation Date" means the last day of a Program Year or the last day of a Performance Period, as applicable.

          SECTION 9.02 CONSTRUCTION. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and whenever any words are used in the singular or the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. The words "hereof", "herein", "hereunder" and other similar compounds of the word "here" shall mean and refer to this entire Program and not to any particular article or section. Titles of articles and sections hereof are for general information only, and the Program is not to be construed by reference thereto. The Program shall be construed and its validity determined according to the laws of the State of Delaware to the extent such laws are not preempted by federal law. In case any provision of this Program shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Program; but rather this Program shall be construed and enforced as if said illegal and invalid provisions had never been inserted therein.


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

prepaid, in a post office or official depository under the exclusive care and custody of the United States postal service. The mailing shall be registered, certified or other first class mail.

     In addition to notice sent by mail or given in person as prescribed above, notice of meeting of the Board may be given by telephone, telegraph, facsimile or email to the person to whom it is directed or to his/her representative at his/her last address or number as known to the Corporation.

SECTION 7. DEPOSITS

     All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or the President shall direct in such banks, trust companies or other depositories as the Board may select or as may be selected by any executive officer, or other officer or agent of the Corporation to whom power in that respect shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any executive officer or other officer or agent of the Corporation as thereunto authorized from time to time by the Board.

                                   ARTICLE VII
                             SPECIAL CORPORATE ACTS,
                   NEGOTIABLE INSTRUMENTS, DEEDS AND CONTRACTS

SECTION 1. EXECUTION OF NEGOTIABLE INSTRUMENTS

     All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money shall, unless otherwise directed by the Board or unless otherwise required by law, be signed by any two of the following officers: the Chairperson of the Board, President, a Vice-President, Treasurer, or Secretary. The Board may, however, authorize any one of such officers to sign checks, drafts, and orders for the payment of money, which are for any amounts in any instance; and may authorize any one of its officers or employees, other than those named above, or different combinations of such officers and employees to sign checks, drafts, and orders for the payment of money for any amounts. The Board may authorize the use of facsimile signatures of any officer or employee in lieu of manual signatures.

SECTION 2. EXECUTION OF DEEDS, CONTRACTS, ETC.

     Subject always to the specific directions of the Board, all deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party shall be executed in its name by the President or one of the Vice-Presidents, and, when requested, the Secretary or an Assistant Secretary shall attest to such signatures.


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

SECTION 3. ENDORSEMENT OF STOCK CERTIFICATES

     Subject always to the specific directions of the Board, any share or shares of stock issued by any corporation and owned by the Corporation may, for sale or transfer, be endorsed in the name of the Corporation by the President or one of the Vice-Presidents, and, where required, his/her signature may be attested to by the Secretary or an Assistant Secretary. This Section does not govern signatures required in the initial issuance or the reissuance of the Corporation's own shares, which is governed by Section 1 of Article V.

                                  ARTICLE VIII
                              AMENDMENTS TO BYLAWS

     These Bylaws may be altered or amended by the affirmative vote of a majority of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, at any regular or special meeting of shareholders if notice of the proposed alteration or amendment be contained in the notice of the meeting. These Bylaws also may be altered or amended by a resolution adopted by the affirmative vote of a majority of all directors of the Board then in office at a regular or special meeting.


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